EXHIBIT A

Fund/Account Name	OFI Product #
Oppenheimer International Diversified Fund	195
Oppenheimer Government Money Market Fund	200
Oppenheimer Limited-Term Bond Fund	220
Oppenheimer Rochester AMT-Free Municipal Fund	310
Oppenheimer Rochester Limited Term New York Municipal Fund	355
Oppenheimer Rochester AMT-Free New York Municipal Fund	360
Oppenheimer Rochester Fund Municipals	365
Oppenheimer Rochester New Jersey Municipal Fund	395
Conservative Investor Fund	540
Moderate Investor Fund	545
Equity Investor Fund	555
Active Allocation Fund	550
Oppenheimer Rochester Maryland Municipal Fund	567
Oppenheimer Rochester Ohio Municipal Fund	570
Oppenheimer Rochester Michigan Municipal Fund	573
Oppenheimer Rochester Virginia Municipal Fund	576
Oppenheimer Rochester Massachusetts Municipal Fund	579
Oppenheimer Rochester Arizona Municipal Fund	582
Oppenheimer Rochester Minnesota Municipal Fund	585
Oppenheimer Rochester Short Term Municipal Fund	621
Oppenheimer Rochester Intermediate Term Municipal Fund	636
Oppenheimer Institutional Government Money Market Fund	647
Oppenheimer Rochester North Carolina Municipal Fund	655
Oppenheimer Rochester Pennsylvania Municipal Fund	740
Oppenheimer Government Cash Reserves	760
Oppenheimer Rochester California Municipal Fund	790
Oppenheimer Rochester High Yield Municipal Fund	795
Oppenheimer Rochester Limited Term California Municipal Fund	801
Oppenheimer Limited-Term Government Fund	855
Oppenheimer Rochester Short Duration High Yield Municipal Fund	860
Oppenheimer Ultra-Short Duration Fund	1740
Oppenheimer Master Inflation Protected Securities Fund, LLC	2000
Oppenheimer Rising Dividends Fund	225

Oppenheimer International Equity Fund	254
Oppenheimer Value Fund	375
Oppenheimer Real Estate Fund	590
Oppenheimer Dividend Opportunity Fund	600
Oppenheimer Equity Income Fund	835
Oppenheimer Global Real Estate Fund	1379
Oppenheimer Mid Cap Value Fund	251
Oppenheimer Global Opportunities Fund	215

This Exhibit A dated July 31, 2017, and effective as of July 17, 2017, as may be further amended from time to time, amends the Global Custodial Services Agreement dated as of May 3, 2001, between OppenheimerFunds, Inc. on behalf of the Clients identified herein and Citibank, N.A.

Citibank, N.A.		OppenheimerFunds, Inc.

By:	/s/Marc Fryburg	By:	/s/ Matthew O’Donnell

Name:	Marc Fryburg	Name:	Matthew O’Donnell

Title:	Vice President	Title:	Vice President